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                                                                 EXHIBIT 99.d.19

                     FORM OF INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this ____ day of _________, 2000 by and between The Brinson Funds, a Delaware Business Trust (the "Trust") and Brinson Partners, Inc., a Delaware corporation (the "Adviser").

     1.  Duties of the Adviser.  The Trust hereby appoints the Adviser to act as
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investment adviser to the Brinson _________________ Fund (the "Series") for the
period and on such terms set forth in this Agreement. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Series, to continuously review, supervise and administer the investment program of the Series, to determine in its discretion the assets to be held uninvested, to provide the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust's Prospectus and Statement of Additional Information. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein

     2.  Portfolio Transactions.  The Adviser shall provide the Series with a
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trading department.  The Adviser shall select, and with respect to the use of any sub-advisers, shall monitor the selection of, the brokers or dealers that will execute the purchases and sales of securities for the Series and is directed to use its best efforts to ensure that the best available price and most favorable execution of securities transactions for the Series are obtained. Subject to policies established by the Board of Trustees of the Trust and communicated to the Adviser, it is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of the Series, or be in breach of any obligation owing to the Trust or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to the Series and to other funds and advisory accounts for which the Adviser or any Sub-Adviser, as defined in paragraph 7 hereof, exercises investment discretion. The Adviser will promptly communicate to the officers and directors of the Trust such information relating to the Series transactions as they may reasonably request.

     3.  Compensation of the Adviser.    For the services to be rendered by the
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Adviser as provided in Section 1 and 2 of this Agreement, the Series shall pay to the Adviser


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within five business days after the end of each calendar month, a monthly fee of one twelfth of 0.80% of the Series' average daily net assets for the month.

     In the event of termination of this Agreement, the fee provided in this
Section 3 shall be paid on a pro rata basis, based on the number of days when this Agreement was in effect.

     4.  Reports.  The Series and the Adviser agree to furnish to each other
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such information regarding their operations with regard to their affairs as each may reasonably request.

     5.  Status of Adviser.  The services of the Adviser to the Series are not
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to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Series are not impaired thereby.

     6.  Liability of Adviser.  In the absence of willful misfeasance, bad
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faith, gross negligence or reckless disregard by the Adviser of its obligations and duties hereunder, the Adviser shall not be subject to any liability whatsoever to the Series, or to any shareholder of the Series, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Series.

     7.  Delegation of Responsibilities to Sub-Advisers.  The Adviser may, at
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its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for the Series for which it is responsible under this Agreement. The Adviser will compensate any Sub-Adviser for its services to the Series. The Adviser may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibility of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of all of the Series' shareholders is obtained. The Adviser will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

     8.   Duration and Termination.  This Agreement shall become effective on
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___________, 2000 provided that first it is approved by the Board of Trustees of the Trust, including a majority of those trustees who are not parties to this Agreement or interested persons of any party hereto, in the manner provided in
Section 15(c) of the Investment Company Act of 1940, and by the holders of a majority of the outstanding voting securities of the Series; and shall continue in effect until ____________, 2002. Thereafter, this Agreement may continue in effect only if such continuance is approved at least annually by: (i) the Trust's Board of Trustees or, (ii) by the vote of a majority of the outstanding voting securities of the Series; and in either event by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in Section 15(c) of the Investment Company Act of 1940. This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Series on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of

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any penalty, upon 60 days' written notice to the Trust.  This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

     As used in this Section 8, the terms "assignment," "interested person," and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

     9.  Name of Adviser.  The parties agree that the Adviser has a proprietary
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interest in the name "Brinson," and the Trust agrees to promptly take such action as may be necessary to delete from its corporate name and/or the name of the Series any reference to the name of the Adviser promptly after receipt from the Adviser of a written request therefor.

     10. Severability.  If any provisions of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ____ day of _________, 2000.

Attest:                                THE BRINSON FUNDS


By:________________________________    By:________________________________
Name:                                  Name:
Title:                                 Title:


Attest:                                BRINSON PARTNERS, INC.


By:_______________________________     By:________________________________
Name:                                  Name:
Title:                                 Title:

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